UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2015

AUTOMATIC DATA PROCESSING, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-5397	22-1467904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One ADP Boulevard, Roseland, New Jersey	07068
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 974-5000

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 8, 2015, Automatic Data Processing, Inc. (the “Company”) executed an Underwriting Agreement (attached hereto as Exhibit 1.1 and incorporated herein by reference) with J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the underwriters named in Schedule 1 thereto (collectively, the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters $1,000,000,000 aggregate principal amount of its 2.250% senior notes due September 15, 2020 (the “2020 Notes”) and $1,000,000,000 aggregate principal amount of its 3.375% senior notes due September 15, 2025 (the “2025 Notes” and, together with the 2020 Notes, the “Notes.”)

The sale of the Notes was registered with the Securities and Exchange Commission on a Registration Statement on Form S-3 (File No. 333-206631) (the “Registration Statement”). The Notes were offered pursuant to a prospectus dated August 28, 2015 and a prospectus supplement dated September 8, 2015. The issuance of the Notes is scheduled to close on September 15, 2015.

The Company intends to use the net proceeds of the offering to effect previously announced share repurchases over the next 12 to 24 months, subject to market conditions, and any remainder for general corporate purposes.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed as part of this Current Report:

1.1	Underwriting Agreement among Automatic Data Processing, Inc. and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the Underwriters named in Schedule 1 thereto, dated September 8, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOMATIC DATA PROCESSING, INC.

Date: September 9, 2015	By:	/s/ Michael A. Bonarti
		Name:	Michael A. Bonarti
		Title:	Vice President

Exhibit Index

Exhibit Number	Description

1.1	Underwriting Agreement among Automatic Data Processing, Inc. and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the Underwriters named in Schedule 1 thereto, dated September 8, 2015